EXHIBIT 10.9.2

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (“Agreement”) is effective as of the [            ] day of [            ], by and between [INSERT NAME] (“Buyer”) and Charles Rice (“Seller”), with reference to the following facts:

RECITALS

A. Seller owns all of the issued and outstanding shares of the common stock of InterMetro Communications, Inc., a California corporation (“IMC”).

B. Seller now wishes to sell, and Buyer wishes to purchase _______________ (______) shares of the no par value common stock of IMC (the “Common Stock”) pursuant to the terms and conditions set forth in this Agreement”).

In consideration of the mutual covenants and representations contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Buyer and Seller, Buyer and Seller agree as follows:

TERMS AND CONDITIONS

1. Purchase and Sale of Stock. Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, _______________ (            ) shares (the “Shares”) of the Common Stock at a purchase price of $____ per Share, for an aggregate purchase price of ___________ Dollars ($______) (the “Purchase Price”). The Purchase Price shall be paid by delivery of Buyer’s promissory note at the Closing (as defined in Section 2 of this Agreement) in the form attached to this Agreement as Exhibit A, incorporated into this Agreement by this reference (the “Note”).

2. Closing. The purchase and sale of the Shares shall occur at a closing (“Closing”) as of [            ], at the offices of IMC. At the Closing, Buyer shall deliver the Note to Seller, and Seller shall obtain from IMC a certificate or certificates for the Shares which Seller shall hold as security for the Note in accordance with the terms of a pledge agreement by and between Seller and Buyer, in the form attached to this Agreement as Exhibit B, incorporated into this Agreement by this reference (the “Pledge Agreement”). Seller and Buyer shall each execute the Pledge Agreement and a fully executed copy of the Pledge Agreement shall be delivered to each of Seller and Buyer at the Closing. Buyer shall duly endorse a stock assignment separate from certificate or certificates representing the number of Shares to be purchased by Buyer, in the form of attached to this Agreement as Exhibit C, incorporated into this Agreement by this reference (the “Stock Assignment”), which Seller shall also hold for the purpose of securing Buyer’s obligations under the Note.

3. Shareholders’ Agreement. At the Closing, Buyer and Seller shall each execute and deliver a shareholders’ agreement, in the form attached to this Agreement as Exhibit D, incorporated into this Agreement by this reference (the “Shareholders’ Agreement”).

4. Market Stand-Off. In connection with any underwritten public offering by IMC of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), including IMC’s initial public offering, Buyer shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares purchased pursuant to this Agreement, without the prior written consent of IMC or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by IMC or such underwriters. In no event, however, shall such period exceed one year. The Market Stand-Off shall in any event terminate two years after the date of IMC’s initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting IMC’s outstanding securities without receipt of consideration, any new, substituted or additional securities that are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, IMC may impose stop-transfer instructions with respect Shares purchase pursuant to this Agreement until the end of the applicable stand-off period. IMC’s underwriters shall be beneficiaries of the agreement set forth in this Section 4. This Section 4 shall not apply to Shares registered in the public offering under the Securities Act, and Buyer shall be subject to this Section 4 only if the directors and officers of IMC are subject to similar arrangements.

4. Representations by Seller. Seller warrants and represents that the Shares are duly authorized, validly issued, fully paid and nonassessable, and owned by Seller free and clear of all liens, encumbrances, charges, assessments and adverse claims. The Shares are subject to no restrictions with respect to transferability to Buyer, except for those restrictions contained in the Shareholders’ Agreement, or otherwise required by federal and state securities laws. Upon transfer of the Shares by Seller, Buyer will receive good and marketable title to such Shares, free and clear of all security interests, liens, encumbrances, charges, assessments and adverse claims.

5. Representations by Buyer. Buyer represents and warrants to Seller as follows:

(a) Buyer is purchasing the Shares solely for his own account for investment and not with a view to or for sale in connection with any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of, or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act of 1933. The entire legal and beneficial interest in the Shares is being purchased, and will be held, for his account only, and neither in whole or in part for any other person.

(b) Buyer has the capacity to evaluate the merits and risks of an investment in IMC and to protect his own interests in connection with this transaction. Without limiting the generality of the foregoing, Buyer is knowledgeable about the plans, operations and financial condition of IMC and has all the information he deems necessary and appropriate to enable him to evaluate the financial risk inherent in making an investment in the Shares.

(c) Buyer realizes that the purchase of the Shares will be a speculative investment and involves a degree of risk, and he is able, without impairing his financial condition, to hold the Shares for an indefinite period of time and suffer a complete loss on his investment.

(d) Buyer hereby releases Seller from any and all damages or liability related to the Shares covered by this Agreement, included, but not limited to the value of the Shares, any tax consequences incurred by Buyer as a result of the purchase of Shares pursuant to this Agreement, or the transferability of the Shares subject to this Agreement.

(e) The sale of the Shares has not been registered under the Securities Act of 1933, and the Shares must be held indefinitely unless subsequently registered under the Securities Act of 1933 or an exemption from such registration is available; and

(f) The certificates representing the Shares will be stamped with legends restricting the sale or transfer of the Shares except in compliance with the Securities Act of 1933 and applicable California blue sky law.

6. General Provisions.

(a) This Agreement contains the entire agreement between Buyer and Seller (sometimes collectively referred to in this Agreement as the “Parties,” and, individually as a “Party”) pertaining to the subject matter of this Agreement and supersedes any and all prior agreements, representations and understandings of the Parties, written or oral, including, but not limited to the Founder’s Stock Option Agreement by and between Seller and Buyer and dated as of _____, 2004 (the “Founders Stock Option Agreement”). The Parties agree that neither Party has any right or obligation under the Founder’s Stock Option Agreement. This Agreement is intended by the Parties to be an integrated and final expression of this Agreement and also is intended to be a final, complete and exclusive statement of the terms of their agreement concerning this Agreement. In the course of any prior dealings between the Parties, no uses of trade, and no parole or extrinsic evidence of any nature, shall be used to supplement, modify or vary any of the terms of this Agreement. There are no conditions to the full effectiveness of this Agreement, and there are no oral or other written representations or agreements between the Parties concerning the subject matter of this Agreement except as so expressly set forth in this Agreement. Any representation, promise or condition, whether oral or written, not specifically incorporated in this Agreement, shall be of no valid or binding effect upon the Parties. Each Party further represents, warrants and agrees that he or she is not relying, and have not relied, upon any representation, warranty or statement, oral or written, made by any other Party to this Agreement with respect to this Agreement, except as expressly set forth in this Agreement.

(b) This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the laws of, the State of California, without regards to principles of conflicts of law. Any legal proceeding arising out of this Agreement will be brought only in a state or federal court of competent jurisdiction sitting the County of Los Angeles, State of California. All Parties agree that venue will lie in those courts and submit themselves to the personal jurisdiction of such courts.

(c) No consent or waiver, express or implied, by any Party to, or of any breach or default by any other Party in, the performance of its obligations under this Agreement shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other Party of the same or any other obligations under this Agreement. Failure on the part of a Party to complain of any act of the other Party or to declare a Party in default, irrespective of how long such failure continues, shall not constitute a waiver of such Party of its rights under this Agreement.

(d) If any provision of this Agreement or the application of any provision to any person or circumstance shall be invalid or unenforceable, but the extent of such invalidity or unenforceability does not destroy the basis of the bargain between the Parties as contained in this Agreement, the remainder of this Agreement and the application of such provision or provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

(e) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, executors, administrators, personal representatives, successors and assigns. This Agreement, or any right or interest under this Agreement, shall not be assignable by any Party without the written consent of all the other Parties.

(f) This Agreement may be executed in one or more counterparts, any one of which, if originally executed, shall be binding upon each of the Parties, and all of which taken together shall constitute one and the same instrument. One or more photostatic copies of this Agreement may be originally executed by the Parties, and such photostatic copies shall be deemed originals and shall be valid, binding and enforceable in accordance with their terms. Delivery of an executed signature page to this Agreement by facsimile, e-mailed .pdf .gif or similar complete image file of a signed original counterpart shall be effective to the same extent as if such Party had delivered a manually executed counterpart.

(g) The Parties represent and warrant that they have full power, authority and legal right to execute and deliver, and to perform and observe the provisions of, this Agreement and to carry out the transactions contemplated by this Agreement. The execution, delivery and performance by the Parties of this Agreement have been duly authorized by all necessary legal action and the Parties have obtained any necessary consent, approval of, notice to, or any action by, any person, firm, corporation or governmental entity or agency necessary or appropriate to consummate the transaction contemplated by this Agreement.

(h) Each Party agrees and covenants that it will at any time and from time to time, upon the request of the other Party, execute, acknowledge, deliver or perform all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required to carry out the terms and provisions of this Agreement.

(i) The rights and remedies of the Parties under this Agreement shall not be mutually exclusive, and the exercise by any Party of any right to which he, she or it is entitled shall not preclude the exercise of any other right he or she may have.

(j) Each Party represents and warrants that in executing this Agreement such Party has had the opportunity to obtain independent accounting, financial, investment, legal, tax and other appropriate advice; that the terms of the Agreement have been carefully read by such Party and its consequences explained to such Party by his or their independent advisors, and that such Party fully understands the terms and consequences of this Agreement. Each Party further represents and warrants that, in executing this Agreement, such Party has not relied on any inducements, promises or representations made by the other Party (except those expressly set forth in this Agreement) or the accountants, attorneys or other agents representing or serving the other Party. Each Party represents and warrants that his or their execution of this Agreement is free and voluntary.

(k) No provision of this Agreement or any of the documents referred to in this Agreement may be amended, modified, supplemented, changed, waived, discharged or terminated, except by a writing signed by or on behalf of each Party.

(l) Any notice to be given under this Agreement must be addressed to Seller at the principal office of IMC or at such other address as Seller may specify in writing to Buyer. Any notice to be given to Buyer must be addressed to Buyer at the address appearing as the home address of Buyer in IMC’s books and records or at such other address as Buyer may specify in writing to Seller.

(m) Any dispute under this Agreement will be resolved by binding arbitration conducted in accordance with the rules and procedures of the American Arbitration Association as they are then in effect in the County of Los Angeles, State of California. In order to select an arbitrator, each Party will select an arbitrator of its choice, and those two selected arbitrators will then select will then select by mutual agreement a single arbitrator for the proceeding. The decision of the arbitrator shall be final and binding on the Parties, and judgment may be entered on the decision in the Superior Court of the County of Los Angeles, or any other court having jurisdiction. Each Party will advance on-half of the arbitrator’s fees; however, all costs of the arbitration proceeding to enforce this Agreement, including attorneys’ fees and witness expenses shall be paid by the Party against whom the arbitrator rules. It is expressly agreed that the Parties to any such arbitration may take discovery as contemplated and provided for by California Code of Civil Procedure Section 1283.05. Notwithstanding anything provided in this Agreement to the contrary, the Parties will not be required to submit a claim to arbitration if the claim is for temporary or preliminary equitable or injunctive relief that could not practicably be heard in a timely fashion through the arbitration process.

(n) This Agreement shall be construed in accordance with its fair meaning as if prepared by all Parties and shall not be interpreted against either Party on the basis that it was prepared by one Party or the other. The captions, headings, and subcaptions used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions of this Agreement. Words used in the masculine gender shall include the neuter and feminine gender, words used in the neuter gender shall include the masculine and feminine, words used in the singular shall include the plural, and words used in the plural shall include the singular, wherever the context so reasonably requires.

IN WITNESS WHEREOF, the parties have executed this Agreement as of January 1, 2006, to be effective the day and year first set forth above.

“SELLER”

Charles Rice

“BUYER”

[INSERT NAME]

EXHIBIT A

SECURED PROMISSORY NOTE

$____________________	[ ]

FOR VALUE RECEIVED, the undersigned (“Obligor”) promises to pay to the order of Charles Rice (“Obligee”), at 2685 Park Center Drive, Building A, Simi Valley, CA 93065, or at such other place as the holder hereof may from time to time designate, the principal sum of __________________ Dollars ($            .00), with interest on the unpaid principal balance from time to time outstanding, at the rate of four and one-half percent (4.5%) percent per annum, at such times and on such terms as are hereinafter set forth. The principal of this Note shall be payable in one installments, due on or before [            ], 2007. Accrued interest shall be payable each year on or before the first day of January of every year, commencing on [            ], 2007. All outstanding principal and accrued interest not earlier due and payable pursuant to other provisions hereof shall be finally due and payable on [            ], 2011. All payments of principal and interest shall be made to the holder of this Note in lawful money of the United States, which shall be legal tender for public and private debts.

Obligor may prepay any amounts of principal due hereunder at any time, without the consent of Obligee and without penalty.

This Note is secured by a pledge agreement by and between Obligor and Obligee in the form of Exhibit A attached to this Note, and incorporated into this Note by this reference (the “Pledge Agreement”).

At the option of the holder of this Note, this Note shall become immediately due and payable, without notice or demand, upon the occurrence at any time of any failure to pay, when due, any payment of principal or interest or other amount due hereunder.

This Note shall automatically become due and payable, without notice or demand and without the need for any action or election on the part of the holder hereof, upon the occurrence at any time of the following events of default:

a. The making of an assignment for the benefit of creditors by any party liable for the payment of this Note, whether as maker, endorser, guarantor, surety, or otherwise, or the voluntary appointment (at the request of a receiver, custodian, liquidator, or trustee in bankruptcy of a receiver, custodian, liquidator, or trustee in bankruptcy) of any such party’s property or the filing by any such party of a petition in bankruptcy or other similar proceeding under law for the relief of debtors; or

b. The filing against any party liable for the payment of this Note, whether as maker, endorser, guarantor, surety, or otherwise, of a petition in bankruptcy or other similar proceeding under the law for the relief of debtors, or the involuntary appointment of a receiver, custodian, liquidator, or trustee in bankruptcy of the property of any such party, and such petition or appointment is not vacated or discharged within sixty (60) calendar days after the filing or making thereof.

If this Note is not paid when due, whether at maturity or by acceleration, the undersigned promises to pay all costs of collection, including without limitation reasonable attorneys’ fees and costs, and all expenses in connection with the protection or realization of the collateral securing this Note or the enforcement of any guarantee hereof incurred by the holder hereof on account of such collection, whether or not suit is filed hereon; such costs and expenses shall include without limitation all costs, attorneys’ fees and expenses incurred by the holder hereof in connection with any insolvency, bankruptcy, reorganization, arrangement, or other similar proceedings involving the undersigned or involving any endorser or guarantor hereof, which in any way affect the exercise by the holder hereof of its rights and remedies under this Note or under any mortgage, deed of trust, pledge agreement, or other agreement securing this Note. Should interest not be paid when due, it shall thereafter bear like interest as the principal.

Presentment, demand, protest, notices of protest, dishonor, and non-payment of this Note and all notices of every kind are hereby waived. To the extent permitted by applicable law, the defense of the statute of limitations is hereby waived by the undersigned. No single or partial exercise of any power hereunder shall preclude other or further exercise thereof or the exercise of any other power. No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. The release of any party liable on this Note shall not operate to release any other party liable hereon.

All communications, notices, and demands of any kind which either party may be required or may desire to give to or serve upon the other, shall be made in writing and delivered by personal service to the other party or sent by registered mail, postage paid, return receipt requested, to the following addresses:

To Obligor:	[INSERT NAME]

To Obligee:	Charles Rice
2685 Park Center Drive Building A Simi Valley, CA 93065

Any such notice shall be effective on the date received. For the purpose of this paragraph, the name of an addressee and/or an address may be changed by giving written notice of such change in the manner herein provided for giving notice. Unless and until such written notice is received, the last address and addressee as stated by written notice, or provided herein if no written notice of change has been sent or received, shall be deemed to continue in effect for all purposes hereunder.

This Note has been executed and delivered by the undersigned in the State of California and is to be governed by and construed in accordance with the laws of the State of California. In any action brought under or arising out of this Note, the undersigned hereby consents to the jurisdiction of any competent court within the State of California and consents to service of process by any means authorized by California law.

[INSERT NAME]

EXHIBIT B

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (“Agreement”) is made as of the [            ] day of [            ] and between [INSERT NAME]( “Debtor”) of ____________________________, and Charles Rice (“Secured Party”) of 2685 Park Center Drive, Building A, Simi Valley, CA 93065.

RECITALS

A. Debtor is purchasing ____ shares (“Shares”) of the no par value common stock of InterMetro Communications, Inc., a California corporation (“IMC”), from Secured Party pursuant to the terms of a Stock Purchase Agreement of even date with this Agreement (“Stock Purchase Agreement”).

B. Debtor will pay for the Shares by delivery of a promissory note (“Note”) of Debtor in the face amount of __________________________________ Dollars ($            .00).

C. Debtor has agreed to secure the Note with the Shares as security for the payment of the Note.

In consideration of the covenants and mutual promises contained in this Agreement and other good and valuable consideration the receipt and sufficiency of which is acknowledged by Debtor and Secured Party, Debtor and Secured Party (sometimes collectively referred to in this Agreement at the “Parties,” and, individually as a “Party”) agree as follows:

Terms and Conditions

1. Grant of Security Interest. Debtor grants a security interest to the Secured Party in and to all of Debtor’s right, title and interest in the Shares, together with all distributions, proceeds, increases, substitutions, replacements, and accessions with respect thereto, all hereinafter collectively referred to as the “Collateral.” With respect to each particular item of Collateral, the security interest granted in this Agreement shall attach immediately upon Debtor’s execution of this Agreement or as soon as Debtor acquires rights in and to such item of Collateral, whichever is later.

2. Obligations to be Secured. Whether or not recovery upon any of the following secured obligations is now or hereafter becomes barred by any statute of limitations or is now or hereafter becomes otherwise unenforceable, the security interest granted in this Agreement shall secure:

(a) Obligations Evidenced by Note. The prompt and complete payment and performance by Debtor of all of Debtor’s obligations and covenants under the Note, any renewals or extensions thereof, or amendments thereto; and

(b) Fees and Expenses. The payment and reimbursement of all sums and expenses, including, without limitation, attorneys’ fees, court costs and collection, legal and receivers’ expenses, advanced or incurred by Secured Party in connection with the perfection and protection of the security interest granted in this Agreement, the preservation or disposition of the Collateral, or any part thereof, or the enforcement by Secured Party or any of the foregoing obligations of Debtor to Secured Party whether upon default by Debtor or otherwise.

3. Representations and Warranties of Debtor. Debtor hereby represents and warrants to Secured Party that:

(a) Title to Collateral. Except for the security interest granted to Secured Party by this Agreement, Debtor owns and has good and marketable title to all and every part of the Collateral, free and clear of any mortgage, pledge, lien, security interest, encumbrance or conditional sale contract, lease or other title retention agreement;

(b) No Default. The execution and delivery of this Agreement by Debtor will not result in a breach of or a default under any other agreement or instrument to which Debtor is a party or by which Debtor is bound;

(c) First Priority. Upon the execution of this Agreement by Debtor and the delivery of this Agreement to Secured Party, Secured Party shall have a perfected security interest in and to the Collateral having first priority; and

(d) Due Authorization. The execution, delivery and performance of this Agreement are within Debtor’s powers and have been duly authorized.

4. Covenants of Debtor. From and after the date of this Agreement and until all indebtedness secured by this Agreement has been paid in full, Debtor represents, warrants and covenants that, it will not sell, transfer, pledge, hypothecate or grant a security interest in the Collateral, or any part thereof, to any person, firm, or corporation other than Secured Party, whether voluntarily, involuntarily, by operation of law, or otherwise; or involuntarily suffer any of the Collateral to become subjected to any writ of execution not promptly discharged by payment; and that it will, at its own expense, appear and defend any and all actions and proceedings which purport to affect title to the Collateral or any part thereof, or to affect the security interest of Secured Party therein.

5. Powers of Secured Party. During the term of this Agreement Secured Party shall have the right at any time and from time to time (but without obligation to do so), whether with or without notice (either in the name of Secured Party or in the name of Secured Party’s nominee or nominees or in the name of Debtor, and at the expense of Debtor) to:

(a) Enter into any extension, compromise, settlement or other agreement in any way relating to or affecting the Collateral on terms deemed advisable or proper by Secured Party and perform such other acts as Secured Party may deem proper in order to preserve and protect the value of the Collateral and Secured Party’s security interest in the Collateral; provided, however, that, except in case of default by Debtor, Secured Party shall not dispose of or surrender control of the Collateral or accept other property in exchange or substitution for the Collateral, without the prior written consent of Debtor; and

(b) Except as otherwise provided in subparagraph (a) above and Paragraph 6,

exercise all the rights, powers and remedies of the owner of the Collateral.

6. Voting Rights and Distributions. The Collateral are subject to a shareholders’ agreement by and between Debtor and Secured Party of even date with this Agreement (the “Shareholders’ Agreement”) that allows Secured Party to vote the Collateral. During the term of this Agreement and so long as Debtor is not in default in the performance of any of the terms of this Agreement or in the payment of the principal or interest under the Note, Debtor shall have the right to receive all distributions declared with respect to the Collateral.

7. Events of Default. The occurrence of any of the following shall constitute a default under this Agreement:

(a) Default Under Note. The default in the prompt and complete payment or performance of the Note or any indebtedness or obligation secured by this Agreement or the occurrence of any event of default under the Note;

(b) Default Under This Agreement. If Debtor shall fail to observe or perform any warranty, representation, covenant or obligation to be observed or performed by it under this Agreement;

(c) Default Under Sale Agreement. If Debtor shall fail to observe or perform any warranty, representation, covenant or obligation to be observed or performed by it under the Stock Purchase Agreement;

(d) Attack on Validity. If the validity or enforceability of this Agreement, the Note, the Stock Purchase Agreement or any agreement or instrument executed in connection herewith or therewith shall be contested by Debtor;

(e) Liens on Collateral. The initiation of steps by any third party to obtain a lien, levy or writ of attachment or garnishment upon any or all of the Collateral or substantially all of Debtor’s other property or to affect any of the Collateral or any such other property by other legal process, where the same is not dismissed within thirty (30) days after the initiation thereof;

(f) Deterioration of Collateral. If, in the judgment of Secured Party, there is any material deterioration, depreciation or impairment of the condition or value of the Collateral, or any part of the Collateral, which causes the Collateral to become unsatisfactory as to character or value; or

(g) Misrepresentation. Should any representation of Debtor to Secured Party concerning the financial condition or credit standing of Debtor or any representation or warranty contained in this Agreement prove to be false or misleading.

8. Remedies of Secured Party. In the event of any default under this Agreement, then in addition to all other rights and remedies of Secured Party under this Agreement or at law or in equity, upon the occurrence of such default, or at any time thereafter, Secured Party may exercise any and all of the following respective rights and remedies, all of which shall be cumulative and not mutually exclusive:

(a) Acceleration of Indebtedness. Declare all indebtedness secured by this Agreement, or any part of such indebtedness, immediately due and payable without demand or notice and proceed to collect the same; and

(b) Other Rights and Remedies. Pursue and enforce all of the rights and remedies provided in this Agreement or provided to secured parties under the laws of the State of California including, without limitation, the right to require Debtor to assemble and deliver to Secured Party any Collateral not theretofore in the possession of Secured Party. All demands of performance, notice of sale, advertisements, manner of sale and presence of the Collateral at any sale, except only as provided by California Commercial Code § 9504(3), are specifically waived by Debtor. Furthermore, the Parties deem the following to be commercially reasonable in compliance with said California Commercial Code § 9504(3):

(i) Secured Party may apply, setoff, collect or sell in one or more sales, the whole or any part of the Collateral in such order as Secured Party elects; any such sale may be public or private and conducted at Secured Party’s place of business or at any other place deemed in good faith by Secured Party to be commercially reasonable; any such sale may be either for cash or upon credit, at such price or prices as Secured Party in good faith considers fair; any such sale may be conducted by an agent of Secured Party who may do other acts required to be done under California Commercial Code § 9504(3) and may deliver possession of the Collateral so sold to the purchaser or purchasers thereof; and Secured Party in its own right and free from any claim of Debtor and from any right of redemption, may purchase and hold any of the Collateral at any such sale.

9. Power of Attorney. Debtor hereby irrevocably constitutes and appoints Secured Party as its true and lawful attorney-in-fact, with full power of authority for it, and in its name, effective upon any default under the Note or this Agreement, to enforce all rights of Debtor and/or Secured Party in and to the Collateral, including, without limitation, the power to sell the Collateral and to make, execute, acknowledge, publish, file and swear to in the execution, acknowledgment, and endorsement for transfer of any certificates evidencing the Shares or any assignments separate from certificate with respect thereto.

The authority granted to Secured Party hereunder:

(a) Is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death of Debtor;

(b) May be exercised by Secured Party by executing an instrument as an attorney-in-fact for Debtor; and

(c) Shall survive the delivery of an assignment of an interest in the Shares.

10. Application of Funds. All sums received or collected by Secured Party, whether before or after default, on or on account of the Collateral, including without limitation the proceeds of any sale or disposition of the Collateral authorized by Secured Party, shall be applied to the final installments of the indebtedness and obligations secured by this Agreement, to the payment of any advances, charges, costs and expenses incurred or paid by Secured Party and secured by this

Agreement, and to the payment of any and all other obligations coming due under this Agreement and secured by this Agreement, all in such manner as Secured Party in his sole discretion determines. Subject to this Agreement, Secured Party shall pay any balance to Debtor or to the person or persons entitled thereto upon proper demand being made therefor, and in like manner, Debtor shall pay to Secured Party, without demand, whatever amount remains unpaid after the Collateral has been sold and the proceeds applied as aforesaid.

11. Cumulative Rights; No Waiver. The several rights and remedies of Secured Party under this Agreement or referred to in this Agreement shall, to the full extent permitted by law, be construed as cumulative, and no one of them is exclusive of the others. No delay or omission of Secured Party in exercising any right or remedy created by, connected with or provided in this Agreement or arising from any default by Debtor or of any other person the performance of whose obligations is secured by this Agreement shall be construed as or deemed to be an acquiescence therein or a waiver of such default or a waiver of or limitation upon the right of Secured Party to exercise, at any time and from time to time thereafter, any right or remedy under this Agreement. No waiver of any breach of any of the covenants or conditions of this Agreement shall be construed a waiver of or acquiescence in or consent to any preceding or subsequent breach of the same of any other condition or covenant. If the performance of any obligation secured by this Agreement is at any time secured by any other instrument or instruments, the exercise by Secured Party, in the event of default in the performance of any such obligation, of any right or remedy under such instrument shall not be construed as or deemed to be a waiver of or a limitation upon the right of Secured Party to exercise, at any time and from time to time thereafter, any right or remedy under this Agreement or under any other such instrument.

12. Disclaimer of Liability. Secured Party shall incur no liability if any action taken by Secured Party or in Secured Party’s behalf in good faith pursuant to any provision of this Agreement shall prove to be in whole or in part inadequate or invalid and Debtor agrees to hold Secured Party free and harmless from and against any loss, liability, claim or damage, including without limitation, reasonable attorneys’ fees and court costs, in respect of any claims or allegations of third parties arising out of Debtor’s use and ownership of the Collateral.

13. No Presentment, Demand or Protest. Except as expressly provided in this Agreement or as required by law, Secured Party shall not be required to make presentment, demand or protest or give any notices thereof, and need not take action to preserve any rights against prior parties in connection with the Collateral or any obligation secured by this Agreement. Debtor further waives any right to require Secured Party to proceed against or exhaust the Collateral, or any other security, or to proceed against any other person or to pursue any other remedy available to Secured Party before proceeding against Debtor or the Collateral.

14. Release of Collateral. Secured Party shall release Collateral as the purchase price for each Share is paid to Secured Party by Debtor and shall deliver possession of each such Share to the Debtor. Upon payment and performance in full of all indebtedness and obligations secured by this Agreement, the security interest of Secured Party in the Collateral shall cease and terminate and Secured Party shall thereupon execute and deliver such documents and releases as may be required to effectuate and evidence such termination and deliver, or cause to be delivered, into the possession of Debtor all of the Collateral then in Secured Party’s possession.

15. Miscellaneous.

(a) Attorney’s Fees. Debtor shall pay promptly to Secured Party without demand, with interest thereon from the date of expenditure at the annual rate of interest of ten percent (10%) per annum, reasonable attorneys’ fees and all costs and other expenses paid or incurred by Secured Party in collecting or compromising any indebtedness secured by this Agreement or in enforcing or exercising its rights or remedies created by, connected with or provided in this Agreement, whether or not suit is filed, and the proceeds of disposition of any of all of the Collateral shall be applied to the payment of such attorneys’ fees, costs and other expenses as provided in this Agreement.

(b) Notices. All communications, notices and demands of any kind which either party may be required or may desire to give to or serve upon the other, shall be made in writing and delivered by personal service to the other party or sent by registered mail, postage paid, return receipt requested, to the following addresses:

To Debtor:	[INSERT NAME]

To Secured Party:	Charles Rice
2685 Park Center Drive Building A Simi Valley, CA 93065

Any such notice shall be effective on the date received. For the purpose of this paragraph, the name of an addressee and/or an address may be changed by giving written notice of such change in the manner provided in this Agreement for giving notice. Unless and until such written notice is received, the last address and addressee as stated by written notice, or provided in this Agreement if no written notice of change has been sent or received, shall be deemed to continue in effect for all purposes under this Agreement.

(c) Time of Essence. Time is hereby declared to be of the essence of this Agreement and of every part of this Agreement.

(d) Statute of Limitations. Debtor hereby waives all rights to plead or assert at any time any statute of limitations as a defense or bar to any action or proceeding brought to enforce any obligations secured hereby.

(e) Rights Upon Default. In the event of any default under this Agreement, Secured Party may maintain an action under this Agreement and may maintain successive actions for each other default. The rights of Secured Party under this Agreement shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any member of successive actions until and unless all indebtedness secured by this Agreement has been paid in full.

(f) Entire Agreement. This Agreement contains the entire understanding and agreement of the Parties with respect to the subject matter of this Agreement and may not be altered or amended except by the written agreement of the Parties. No provision of this Agreement or right of Secured Party under this Agreement can be waived nor can Debtor be released from its obligations under this Agreement except by a writing duly executed by Secured Party.

(g) Binding on Successors. This Agreement shall remain in full force and effect until each of the obligations hereby secured has been fully performed, and each of the provisions hereof shall inure to the benefit of and bind, as the case may be, not only the Parties but their respective heirs, executors, administrators, successors and assigns.

(h) Severability. Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement nevertheless shall be effective.

(i) Terminology. Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular and vice versa, and the neuter shall include the masculine and feminine. All terms used herein shall have the same meaning as in the provisions of the California Uniform Commercial Code, as amended.

(j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(k) Headings. The headings of the several paragraphs hereof are included only for the convenience of reference and are not intended to govern, construe or modify any provisions of the several paragraphs of this Agreement.

(l) Applicable Law. This Agreement is to be governed by and construed in accordance with the laws of the State of California. Any action under this Agreement shall be brought and prosecuted only in a court of appropriate jurisdiction in the County of Los Angeles, State of California.

(m) Execution Knowing and Voluntary. In executing this Agreement, the Parties severally acknowledge and represent that each: (i) has fully and carefully read and considered this Agreement; (ii) has been or has had the opportunity to be fully apprised of its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (iii) has been afforded the opportunity to negotiate as to any and all terms hereof; and (iv) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“SECURED PARTY”

Charles Rice

“DEBTOR”

[INSERT NAME]

EXHIBIT C

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________ (the “Assignee”) _____________ (            ) shares of the no par value common stock of InterMetro Communications, Inc., A California corporation (the “Corporation”), standing in my/our name on the books of said Corporation represented by certificate(s) No. ________________ herewith and does hereby irrevocably constitute and appoint any officer of the Corporation to transfer such stock on the books of the Corporation.

Dated:______________	______________________________

[INSERT NAME]

EXHIBIT D

SHAREHOLDERS’ AGREEMENT

THIS SHAREHOLDERS’ AGREEMENT (the “Agreement”) is entered into as of the [            ] day of [            ] in Simi Valley California by and between Charles Rice (the “Founder”), and [INSERT NAME] (the “Shareholder”).

RECITALS

WHEREAS, pursuant to that certain Stock Purchase Agreement by and between the Shareholder and the Founder, dated as of [            ], Shareholder has agreed to purchase the shares (collectively, the “Shares”) of the common stock of InterMetro Communications, Inc. (the “Company”) noted in Schedule 1 of this Agreement.

WHEREAS, the Shareholder and the Founder desire to enter into an agreement which provides for the voting of the Shares and the disposition of the Shares in the event that the Shareholder seeks to dispose of his Shares or the disability, or divorce of the Shareholder.

WHEREAS, the Shareholder and the Founder also wish to agree to certain other matters regarding the Shares.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. VOTING OF SHARES.

At any annual or special shareholders meeting, and whenever the shareholders of the Company act by written consent with respect to any matter, the Shareholder hereby authorizes the Founder to vote the Shares on his behalf for a period of ten (10) years from the date the Shareholder acquires the Shares from the Founder.

2. SALE OF SHARES.

Before there can be a valid sale or transfer of any of the Shares in the Company by the Shareholder, the Shareholder must first offer his Shares to the Founder in the following manner:

A. Delivery of Notice

The Shareholder shall deliver a notice (“Initial Notice”) in writing in the manner set forth in Paragraph 11 below to the Founder stating the price, terms and conditions of the proposed sale or transfer, and the identity of the proposed purchaser. For a period of ten (10) days thereafter, the Founder shall have the prior right to elect to purchase all or any portion of the Shares so offered at the purchase price and subject to the terms of payment set forth in subparagraph 2D below (the “Purchase Price”), provided, that the Founder must close the purchase within thirty (30) days after electing to purchase the Shares. The Founder shall exercise his rights by delivering to the Shareholder, in the manner set forth in Paragraph 11 below, a written offer to purchase all or any portion of the Shares within ten (10) days after receipt of the Initial Notice, and by closing the purchase within thirty (30) days thereafter.

B. Failure to Purchase all Shares

If the Founder does not elect to purchase all of the Shares referred to in the Initial Notice, the Shareholder may dispose of the Shares which the Founder has not elected to purchase to any person or persons he or she may so desire; provided, however, that (i) the Shareholder shall not transfer said Shares at a different price or on different terms than those specified in the Initial Notice; (ii) the contemplated sale must take place within sixty (60) days from the date of the Initial Notice or the Selling Shareholder must again comply with all of the requirements of this Paragraph 2, (iii) the sale or transfer may not occur if it would jeopardize the Subchapter S status of the Company, if the Company has elected Subchapter S status, (iv) the sale or transfer may not occur if the buyer is not a bona-fide buyer, and (v) the buyer must agree in writing to be bound by all of the terms and conditions of this Agreement. In any sale of Shares, the Shareholder shall comply with all federal and state securities laws, rules and regulations.

C. Waiver

The restrictions on transfer of Shares as provided herein, other than the restriction relating to the rules and regulations of any state or federal governmental agency, may be waived by the filing with the Secretary of the Company of a written waiver of said restrictions signed by the Founder. The waiver shall designate with particularity the transaction as to which the waiver is effective.

D. Payment Terms for Purchase by Founder

Should the Founder exercise the right to purchase the Shares of the Shareholder, then the Purchase Price shall be the price and terms stated in the Initial Notice of the Shareholder to the Founder given pursuant to subparagraph 2A above, unless the Founder elects in his sole discretion to pay the Purchase Price as follows: 33% of the Purchase Price payable in cash upon the closing, with the balance evidenced by a promissory note payable by the Founder to the Shareholder, secured by the Shares being sold, bearing interest at a rate equal to one percentage point in excess of the prime rate of interest charged by Bank of America in Los Angeles, California, from time to time, and payable 33% of the Purchase Price plus accrued interest on a date one year after the date of the issuance of the note, and 34% of the Purchased Price plus accrued interest on a date two years after the date of the issuance of the note.

E. Permitted Transfers

Notwithstanding anything else in this Agreement, Shares may be transferred at any time to the Shareholder’s children or to any trust for the benefit of the Shareholder or any such relative (provided the Shareholder is the trustee), without being subject to a purchase option by, or the prior consent of, the Founder; provided, that said transferees agree in writing to be bound by all of the terms of this Agreement; and provided further, that any such transfer which would impair the

S status of the Company under the Internal Revenue Code of 1986, as amended (if an S election is then in effect), would be null and void in the absence of the appropriate approval of the Shareholders pursuant to the terms of this Agreement.

F. Termination of Marriage

In the event that the Shareholder’s marriage terminates and all or a portion of the Shareholder’s Shares are subject to transfer to the Shareholder’s spouse in the divorce proceedings or otherwise, the Founder shall have the same purchase rights as set forth in Paragraph 2A of this Agreement on the same terms and conditions as outlined in Paragraph 2, with the price equal to the value placed on the Shares by the court with jurisdiction over the proceedings; provided, however, in the event the Founder disagrees with the value placed on the Shares by the court, the price shall be determined as set forth in Paragraph 3B of this Agreement.

G. Successors and Assigns

Any successor to the Shareholder who obtains Shares pursuant to the events described in Paragraph 2 of this Agreement, even if not the Founder, shall be bound in writing by all of the terms of this Agreement.

3. DEATH OR BANKRUPTCY OF A SHAREHOLDER.

A. Option to Purchase Shares

Upon the (i) death of the Shareholder, or (ii) declaration of bankruptcy, assignment for the benefit of creditors or similar event regarding the insolvency of a Shareholder, whether voluntary or involuntary, which is not dismissed within sixty (60) days of said declaration, then the following shall apply: the Founder shall have the option to elect to purchase all or any portion of the Shares of the Shareholder referred to in (i) and (ii) above.

B. Purchase Price of Shares

The price of the Shares shall be equal to the fair market value of the Shares. The fair market value of the Shares shall be the average of the closing bid and ask prices of the Company’s common stock on the National Association of Securities Dealers Automated Quotation National Market System (“NMS”) on the date of death or declaration of bankruptcy, as the case may be. If the Company’s common stock is not quoted on the NMS, then the fair market value shall be the average of the closing bid and ask prices of the Company’s common stock on the National Association of Securities Dealers Automated Quotation System or any comparable system on the date of death or declaration of bankruptcy, as the case may be. If the Company’s common stock is not quoted on any system, then the fair market value shall be the fair market value as has been determined by resolution of the Board of Directors of the Company within last 90 days prior to the date of death or declaration of bankruptcy. If such determination is not available, the fair market value of the Shares will be determined by an independent business appraiser (“Appraiser”) selected by the mutual agreement of the Founder and the Shareholder (or the executor or representative of such Shareholder’s estate in the event of the death of the Shareholder), or if the Founder and Shareholder or his representative cannot mutually agree on the appointment of an Appraiser, then each party shall select an Appraiser and the two Appraisers selected will then select a third Appraiser whose determination of the fair value of the Shares will be binding. The process of determining the fair market value of the Shares under Paragraph 3B of this Agreement will be made as expeditiously as practicable and the costs incurred to determine the fair market value of the Shares under this Paragraph 3B of the Agreement will be borne equally by the Founder and the Shareholder (or the executor or representative of such Shareholder’s estate in the event of the death of the Shareholder).

C. Payment Terms for Shares

Payment for the Shares sold in accordance with this Paragraph 3 shall be made on the following terms: cash in the amount of twenty percent (20%) of the purchase price and a promissory note for the balance which shall have a maturity date within thirty-six (36) months of the date of the purchase of said Shares, bearing interest at the then Federal Discount Rate as determined on the 25th day of the preceding month at the San Francisco branch of the Federal Reserve Bank. The note shall provide for twelve equal quarterly payments of principal plus accrued interest with the first payment due on the thirtieth (30th) day following the purchase. The purchase shall be consummated within sixty (60) days after the appointment of a representative for the estate of the Shareholder, or one hundred twenty (120) days after receipt of notice of bankruptcy or similar proceedings of the Shareholder which are not dismissed within said period.

4. MARRIAGE OF SHAREHOLDER.

In the event Shareholder marries after the date of this Agreement, Shareholder’s spouse must sign the following spousal consent (the “Spousal Consent”) within sixty (60) days after the date of the marriage:

“The undersigned, the spouse of the Shareholder, hereby consents to his/her spouse’s execution of the Shareholders’ Agreement in regard to the Shares of InterMetro Communications, Inc., dated as of January 1, 2006, and agrees to be bound by the terms of the above-mentioned Agreement. The undersigned hereby irrevocably appoints his/her spouse as agent for the undersigned for the purpose of executing or performing any actions directly or indirectly relating to InterMetro Communications, Inc. and the above-mentioned Agreement, including, without limitation, amendments, supplements, waivers, consents, or approvals under the Agreement without further signature or consent of or notice to the undersigned.”

If the Shareholder’s spouse refuses to sign the Spousal Consent within sixty (60) days after the date of the marriage, Shareholder must promptly resell the Shares to the Founder for the same purchase price paid by the Shareholder. Shareholder hereby appoints and constitutes the Founder to be the Shareholder’s attorney-in-fact with power and authority to act in the Shareholder’s name and stead to execute any and all documents necessary to evidence the Shareholder’s resale to the Founder of the Shares. This special power of attorney is irrevocable and is coupled with an interest.

5. PLEDGE OR HYPOTHECATION.

The Shareholder shall not pledge, assign or hypothecate any or all of his Shares or any of his right or interest therein except as provided in this Agreement without the prior written consent of the Founder.

6. ENDORSEMENT ON STOCK CERTIFICATE.

All certificates of stock of the Company representing the Shares shall be endorsed with the following statement:

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A SHAREHOLDERS’ AGREEMENT DATED AS OF [            ], A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY, ALL OF THE PROVISIONS OF WHICH ARE INCORPORATED HEREIN BY REFERENCE.”

A copy of this Agreement shall be delivered to the Secretary of the Company and shall be shown by him to any person making inquiries concerning it.

7. SUBSTITUTION OF SHARES.

In the event the Company enters into a reverse merger transaction with a publicly traded shell company or similar business combination, any shares issued to the Shareholder in exchange for the Shares in said transaction will be subject to this Agreement.

8. TERMINATION OF AGREEMENT.

This Agreement shall terminate, except for any continuing duty of the Founder to make payments for Shares previously purchased pursuant to this Agreement, on the first to occur of the following:

A. Upon written notice of the Founder; or

B. A date ten (10) years from the date first above written.

9. TRANSFER AS GIFT.

Shares of the Company may not be transferred by gift to a transferee other than a party described in Paragraph 2E of this Agreement unless the Founder consents in writing. The Shareholder may, however, declare himself trustee of all or any of the Shares for the benefit of others on the condition that (i) the Shareholder shall remain the Shareholder of record of the Shares, and (ii) the Shares shall remain subject to the terms and conditions of this Agreement. Any such transfer which would impair the S status of the Company under the Internal Revenue Code of 1986, as amended (if an S election is then in effect), would, however, be null and void in the absence of the appropriate approval of the Shareholders pursuant to the terms of this Agreement.

10. SPECIFIC PERFORMANCE.

If the Shareholder makes an offer to sell, hypothecate, pledge, assign or transfer his Shares without compliance with this Agreement (the “Defaulting Shareholder”), or if any person who acquires Shares in any manner in contravention of this Agreement fails to disclose to the Founder the person from whom and the price and terms on which he acquired the Shares, then, if the failure continues for five (5) days after written notice to said person or the Shareholder, the Founder may institute and maintain a proceeding to compel performance of this Agreement by the Shareholder. Any transfer or attempted transfer of the Shares in contravention of this Agreement shall be null and void, and of no force or effect. This Paragraph shall not be construed as limiting in any way the right of the Founder to pursue any other remedy available to him to enforce the provisions of this Agreement or to bring an action for damages based on the breach of any provision of this Agreement.

11. NOTICE.

Whenever provision is made herein for the giving, service or delivery of any notice, the notice shall be in writing and shall be deemed to have been duly given, served or delivered, whether on personal delivery or on mailing the same by certified mail, return receipt requested, addressed to the Shareholder at his last known address (unless otherwise notified, the Shareholder’s address is listed in Schedule 1 hereto), and to the Founder at his last known address (unless otherwise notified, the Founder’s address is listed in Schedule 1 hereto).

12. BENEFIT.

This Agreement shall be binding upon and operate for the benefit of the Shareholder and the Founder and their respective executors, administrators, successors and assigns.

13. APPROVAL AND AMENDMENT.

Except as set forth in Paragraph 2, no waiver or amendment of this Agreement shall be valid unless in writing and duly executed by all of the parties to this Agreement against whom the amendment or waiver is sought to be enforced. No evidence of any waiver or modification shall be received into evidence in any proceedings, arbitration or litigation between the parties relating to this Agreement, or the rights or obligations of the parties hereunder, unless the waiver or modification is in writing, duly executed. The parties further agree that the provisions of this Paragraph may not be waived except as herein set forth. This Agreement and the agreements referred to herein are the entire agreement of the parties hereto and supersede any and all other agreements, written and oral, previously made.

14. GOVERNING LAW.

This Agreement shall be construed, interpreted and governed for all purposes by the laws of the State of California. Venue for all legal proceedings initiated under this Agreement will be in the County of Los Angeles, State of California.

15. SEVERABLE PROVISIONS.

The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or for any reason unenforceable, in whole or in part, the remaining provisions (and any partially unenforceable provisions to the extent they are enforceable) shall nevertheless be binding and enforceable. Further, if a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable as written, such court may interpret, construe, rewrite or revise such provision, to the fullest extent allowed by law, so as to make it valid and enforceable consistent with the intent of the parties hereto.

16. FURTHER ACTS.

Each party hereto agrees to perform any further acts, vote his Shares in any manner, and execute and deliver any documents which may reasonably be necessary or desirable to carry out the provisions of this Agreement. On any purchase by the Founder of Shares pursuant to this Agreement, the Shareholder shall deliver to the Company for cancellation stock certificates evidencing the Shares so purchased.

17. COUNTERPARTS.

Each party to this Agreement may sign a counterpart separate from all other parties to this Agreement, and every counterpart taken together shall constitute one agreement. The Company must execute each counterpart.

18. ATTORNEYS’ FEES.

The parties hereto agree that the prevailing party in any action brought to enforce any of the terms and provisions of this Agreement shall be entitled to its reasonable attorneys’ fees and costs incurred in connection with the action.

19. ARBITRATION.

Any dispute under this Agreement will be resolved by binding arbitration conducted in accordance with the rules and procedures of the American Arbitration Association as they are then in effect in the County of Los Angeles, State of California. In order to select an arbitrator, each party to the dispute will select an arbitrator of its choice, and those selected arbitrators will then select by mutual agreement a single arbitrator for the proceeding. The decision of the arbitrator shall be final and binding on the parties to this Agreement, and judgment thereon may be entered in the Superior Court for the County of Los Angeles or any other court having jurisdiction. Each party to this Agreement will advance one-half of the arbitrator’s fees; however, all costs of the arbitration proceeding to enforce this Agreement, including attorneys’ fees and witness expenses, shall be paid by the party against whom the arbitrator rules. It is expressly agreed that the parties to any such arbitration may take discovery as contemplated and provided for by California Code of Civil Procedure §1283.05. Notwithstanding anything herein to the contrary, the parties hereto will not be required to submit a claim to arbitration if the claim is for temporary or preliminary equitable or injunctive relief that could not practicably be heard in a timely fashion through the arbitration process.

20. RELEASE OF LIABILITY.

Founder makes no representations or warranties regarding the Shares subject to this Agreement. Shareholder hereby releases Founder from any and all damages or liability related to the Shares covered by this Agreement, including but not limited to the value of the Shares, any tax consequences incurred by the Shareholder as a result of the sale of the Shares subject to this Agreement, or the transferability of the Shares subject to this Agreement.

21. REPRESENTATION.

All parties hereto waive any conflict that may be created by virtue of having this Agreement prepared by counsel to the Company.

IN WITNESS WHEREOF, the parties have signed this Agreement on the date first hereinabove set forth.

“Founder”

Charles Rice

“Shareholder”

[INSERT NAME]